CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The GKM Funds and to the use of our report dated August 27, 2004 on the financial statements and financial highlights of GKM Growth Fund, a series of The GKM Funds. Such financial statements, financial highlights and report of independent registered public accounting firm appear in the 2004 Annual Report to Shareholders and are incorporated by reference in the Registration Statement and Prospectus.


                                                  TAIT, WELLER & BAKER



PHILADELPHIA, PENNSYLVANIA
NOVEMBER 24, 2004